EXHIBIT 21
ADOBE SYSTEMS INCORPORATED
SUBSIDIARIES OF THE REGISTRANT

Subsidiary Legal Name	Jurisdiction of Incorporation/Formation
The Americas:
Adobe Macromedia Software LLC	Delaware
Adobe Systems Brasil Limitada	Brazil
Adobe Systems Canada Inc.	Canada
Adobe Systems Federal LLC	Delaware
Offermatica Corporation	Delaware
Omniture, Inc.	Delaware
Omniture 2008, LLC	Delaware
Omniture Digital, LLC	Delaware
Virtual Ubiquity, Inc. .	Massachusetts
Visual Sciences, Inc.	Delaware
Visual Sciences Technologies, LLC	Delaware

Europe:
Adobe Software Trading Company Limited	Ireland
Adobe Systems Belgium BVBA	Belgium
Adobe Systems Benelux BV	The Netherlands
Adobe Systems Danmark ApS	Denmark
Adobe Systems Engineering GmbH	Federal Republic of Germany
Adobe Systems Europe Limited.	United Kingdom
Adobe Systems France SAS	France
Adobe Systems GmbH	Federal Republic of Germany
Adobe Systems (Schweiz) GmbH	Switzerland
Adobe Systems Iberica SL	Spain
Adobe Systems Istanbul Yazilim Ticaret Limited Sirketi	Turkey
Adobe Systems Italia SRL	Italy
Adobe Systems Nordic AB	Sweden
Adobe Systems Norge AS	Norway
Adobe Systems Romania SRL	Romania
Adobe Systems s.r.o.	Czech Republic
Adobe Systems Software Ireland Limited	Ireland
Fort Point Partners GmbH	Germany
ICS Offermatica S.R.L.	Republic of Moldova
Limited Liability Company Adobe Systems	Russia
Limited Liability Company Adobe Systems Ukraine	Ukraine
Macromedia Ireland Limited	Ireland
Omniture ApS	Denmark
Omniture Callcenter & Services B.V.	Netherlands
Omniture France SAS	France
Omniture GmbH	Germany
Omniture Holding B.V.	Netherlands
Omniture Limited	United Kingdom
Omniture Spain, S.L.	Spain
Omniture Svenska AB	Sweden
Visual Sciences UK Limited	United Kingdom
YaWah ApS	Denmark

Africa:
Adobe Systems South Africa (Proprietary) Limited	South Africa

Asia:
Adobe Systems Co. Ltd.	Japan
Adobe Systems Hong Kong Limited	Hong Kong
Adobe Systems India Private Limited.	India
Adobe Systems Korea Ltd.	Korea
Adobe Systems New Zealand Limited.	New Zealand
Adobe Systems Pte. Ltd.	Singapore
Adobe Systems Pty. Ltd.	Australia
Adobe Systems Software (Beijing) Co. Ltd.	China
Business Catalyst Systems Pty Ltd.	Australia
Integer Eureka Pty Ltd.	Australia
Monkey Pty Ltd.	Australia
Macromedia South Asia Pte. Ltd.	Singapore
Omniture Australia Pty Ltd.	Australia
Omniture HK Limited	Hong Kong
Omniture K.K.	Japan
Ribbit Software Pty Ltd.	Australia

Middle East:
Omniture Middle East FZ-LLC	United Arab Emirates
OMTR Israel Ltd.	Israel

All subsidiaries of the registrant are wholly owned, directly or indirectly by Adobe and do business under their legal names.